UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 4, 2014

GOLUB CAPITAL BDC, INC.

(Exact name of Registrant as Specified in Its Charter)

DELAWARE	814-00794	27-2326940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

__ 150 South Wacker Drive, Suite 800, Chicago, IL 60606__

(Address of Principal Executive Offices)                      (Zip Code)

Registrant’s telephone number, including area code: (312) 205-5050

____ ____

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On February 4, 2014, Golub Capital BDC, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved two proposals. The issued and outstanding shares of stock of the Company entitled to vote at the Annual Meeting consisted of 43,282,932 shares of common stock outstanding on the record date, December 11, 2013. The final voting results from the Annual Meeting were as follows:

Proposal 1. To elect two Class I directors of the Company who will each serve for a term of three years or until his successor is duly elected and qualified.

Name	Votes For	Votes Against	Abstain	Broker Non-Vote
David B. Golub	17,919,844	41,732	38,215	14,892,091
Anita R. Rosenberg	17,903,773	49,251	46,767	14,892,091

Proposal 2. To ratify the selection of McGladrey LLP to serve as the Company’s independent registered accounting firm for the fiscal year ending September 30, 2014.

Votes for	Votes Against	Votes Abstain
32,551,813	32,970	307,099

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Golub Capital BDC, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLUB CAPITAL BDC, INC.

Date: February 10, 2014	By:	/s/ Ross A. Teune
	Name:	Ross A. Teune
	Title:	Chief Financial Officer